CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-37907 (Investment Company Act of 1940 file No. 811-05846) of Sun Life of Canada (U.S.) Variable Account F on Form N-4 of our report dated April 7, 2006 relating to the financial statements of Futurity, Futurity II, Futurity Focus, Futurity Accolade, Futurity Focus II, Futurity III, Futurity Select Four, Futurity Select Four Plus, Futurity Select Seven, Futurity Select Freedom and Futurity Select Incentive Sub-Accounts included in the Sun Life of Canada (U.S.) Variable Account F Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) also appearing in the Statement of Additional Information, and to the incorporation by reference in the Prospectus, which is part of such Registration Statement, of our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2005.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

/s/Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2006